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                                                                    Exhibit 23.5


                          FIRST CAPITAL GROUP, L.L.C.
                    INVESTMENT BANKERS & FINANCIAL ADVISORS

                      CONSENT OF FIRST CAPITAL GROUP, LLC

     We hereby consent to the use of our firm's name in the Pre-Effective Amendment to the Humboldt Bancorp Form S-4 Registration Statement (Registration No. 333-90925, the "Registration Statement") relating to the proposed merger of Global Bancorp with and into Humboldt Bancorp. We also consent to the inclusion of our opinion letter as an Appendix to the Registration Statement and to the references to our opinion included in the Registration Statement.

                                             FIRST CAPITAL GROUP, L.L.C.


                                             By: /s/ GARY A. SIMANSON
                                                ------------------------
                                                Gary A. Simanson
                                                Managing Director